Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2015 Equity Incentive Plan and 2016 Employee Stock Purchase Plan of Gemphire Therapeutics Inc. of our report dated March 20, 2017 with respect to the financial statements and schedule of Gemphire Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan

January 24, 2018